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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2002

eRoomSystem Technologies, Inc.
(Exact name of Registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-31037 (Commission File Number)	87-0540713 (IRS Employee Identification No.)
390 North 3050 East, St. George, Utah (Address of principal executive offices)	84790 (Zip Code)

Registrant's telephone number, including area code (800) 316-3070

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

  2002 ANNUAL MEETING OF STOCKHOLDERS

        Our 2002 annual meeting of stockholders will be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah, on Monday, July 29, 2002 at 9:00 a.m. local time. The close of business on June 14, 2002 has been fixed by our board of directors as the record date for determination of stockholders entitled to vote at the 2002 annual meeting of stockholders.

  AMENDMENT AND RESTATEMENT OF BYLAWS; APPOINTMENT OF DIRECTORS

        On May 24, 2002, our board of directors passed resolutions through which, among other things, (i) our bylaws were amended and restated, (ii) our board of directors was expanded from five members to seven members and (iii) invitations were extended to Herbert A. Hardt and James C. Savas to serve on our board of directors.

        The amendment and restatement of our bylaws provides for, among other things, the classification of our board of directors into two classes, Class I and Class II, where such classes are to be as equal in number as possible. At the 2002 annual meeting of stockholders, the Class I directors will be elected for an initial term of one year and Class II directors will be elected for an initial term of two years. After the initial term, directors will thereafter be elected for two year terms such that only one category of directors will stand for election each year. The classification of our board of directors may delay or render more difficult a change of control or attempted takeover of eRoomSystem Technologies, Inc. not favored by our board of directors.

        The expansion of our board of directors involved the invitations to Herbert A. Hardt and James C. Savas to join as Class II members of the board of directors. On June 13, 2002, Herbert A. Hardt and James C. Savas accepted their respective appointments to our board of directors. The current members of our board of directors and their respective classifications are as follows:

CLASS	NAME
Class I	Dr. Alan C. Ashton David S. Harkness Lawrence S. Schroeder
Class II	Herbert A. Hardt S. Leslie Flegel John J. Prehn James C. Savas

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.

  3.01
  Fourth Amended and Restated Bylaws dated as of May 24, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eROOMSYSTEM TECHNOLOGIES, INC. (Registrant)
Date: June 19, 2002	By:	/s/ GREGORY L. HRNCIR Gregory L. Hrncir Vice President of Business Development, General Counsel and Secretary

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES